UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

Pursuant to a request from Xencor, Inc. (the “Company”), effective October 27, 2014, the Company and Amgen Inc. (“Amgen”) entered into a letter agreement (the “Termination Letter Agreement”) terminating the Collaboration and Option Agreement, dated December 22, 2010, by and between the Company and Amgen (the “Original Agreement”).  As a result of the termination of the Original Agreement, the Company reacquired all worldwide rights to XmAb5871.

Under the Termination Letter Agreement, the Company granted Amgen a right of first negotiation to negotiate an exclusive license to develop and commercialize XmAb5871 and products containing XmAb5871 if the Company decides to seek a licensee or collaborative partner to develop and commercialize XmAb5871.  Amgen’s right of first negotiation expires (the “Final Expiration”) on the earlier of (i) the beginning of a Phase 3 trial with XmAb5871, (ii) five years from the date of the Termination Letter Agreement or (iii) the acquisition of the Company.  If Amgen chooses not to enter negotiations or the parties do not reach an agreement after negotiation, the Company may negotiate and enter a relationship with another party.  If no agreement is reached with a third party within twelve months, the first right of negotiation is revived subject to the Final Expiration described above.

Pursuant to the terms of the Original Agreement, the Company granted to Amgen an exclusive license to research, develop, manufacture and commercialize XmAb5871 and certain related products worldwide, which license was exercisable at any time before completion of a data review period following the Company’s planned Phase 2b proof-of-concept clinical trial in subjects with rheumatoid arthritis. Until any such option exercise by Amgen, the Company was required to lead research, development and manufacturing activities for XmAb5871 with collaborative input and development support from Amgen. The Company did not incur any early termination penalty in connection with the termination of the Original Agreement.

On October 28, 2014, the Company issued a press release announcing the Termination Letter Agreement.  A copy of this press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Xencor, Inc. on October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014	XENCOR, INC.

	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Xencor, Inc. on October 28, 2014.